As filed with the Securities and Exchange Commission on June 26, 2002
                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              PACIFIC STATE BANCORP
             (Exact name of registrant as specified in its charter)

           California                                       61-1407606
  (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                       Identification No.)

        1889 W. March Lane
        Stockton, California                                  95207
  (Address of principal executive offices)                  (Zip Code)

                  Pacific State Bancorp 1987 Stock Option Plan
                  Pacific State Bancorp 1997 Stock Option Plan
                            (Full title of the plans)

                    Steven A. Rosso, Chief Executive Officer
                              Pacific State Bancorp
                 1889 W. March Lane, Stockton, California 95207
                     (Name and address of agent for service)
                                 ---------------

                                 (209) 870-3200
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
======================================= ================== =================== =================== ====================
                                                            Proposed maximum    Proposed maximum
         Title of securities                Amount to           offering           aggregate            Amount of
           to be registered               be registered     price per share      offering price     registration fee
--------------------------------------- ------------------ ------------------- ------------------- --------------------
      Common Stock, no par value           146,564(1)           $17.20(2)        $2,520,900.80(2)         $231.92
======================================= ================== =================== =================== ====================

1 Issuable upon exercise of options outstanding or to be granted under the Pacific State Bancorp 1987 and 1997 Stock Option Plans.

2 Estimated solely for the purpose of determining the registration fee, based upon the average of the bid and asked prices for the Common Stock of Pacific State Bank on June 21, 2002, pursuant to Rule 457(h).

         This registration statement, including exhibits, consists of 6 sequentially numbered pages. The Exhibit Index is located at page 6.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required to be included in the Section 10(a) prospectus is not required to be included herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item     3.    Incorporation of Documents by Reference.

         The documents listed in (a) through (c) below filed or to be filed by the Company with the Commission are incorporated in this registration statement by reference:

         (a) The Company's Current Report on Form 8-K dated June 25, 2002, which includes as exhibits (1) audited balance sheets of Pacific State Bank as of December 31, 2001 and 2000 and related audited statements of income, shareholders' equity and cash flows for each of the three years in the three year period ended December 31, 2001, the notes thereto and related report of independent public accountant (Exhibit 99.3 therein), and (2) the Bank's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, as filed with the Board of Governors of the Federal Reserve System (Exhibit 99.4 therein). The Company was incorporated on February 28, 2002 and hence has not previously filed an Annual Report on Form 10-K pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Company became subject to the reporting requirements of Section 15(d) of the Exchange Act on April 15, 2002, the effective date of its registration statement on Form S-4 filed with the Commission on March 26, 2002. The Company's Current Report on Form 8-K dated June 25, 2002 is the only report previously filed by the Company pursuant to Section 15(d).

         (c) The Company's common stock is not registered under Section 12 of the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement, and to be a part hereof from the date of such filing.

Item 4.  Description of Securities.

         See information under the heading "CAPITAL STOCK OF BANCORP AND THE BANK" on pages 29-31 of the Company's Registration Statement No. 333-84908 on Form S-4 filed with the Commission on March 26, 2002, which information is incorporated here by reference.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The California General Corporation Law provides for the indemnification of officers and directors who are made or are threatened to be made a party to any legal proceeding by reason of their service to the Company. The Articles of Incorporation and Bylaws of the Company permit indemnification of directors and officers to the maximum extent permitted by California law. The Company has in effect director and officer liability insurance policies indemnifying the Company and the officers, directors and certain assistant officers of the Company and officers and directors of the Company's subsidiaries within specific limits for certain liabilities incurred by reason of their being or having been directors or officers. The Company pays the entire premium for these policies.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         See the Index to Exhibits, which is incorporated in this item by reference.

Item 9.  Undertakings.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockton, State of California, on June 20, 2002.


                                       PACIFIC STATE BANCORP
                                            (Registrant)


                                       By /s/ STEVEN A. ROSSO
                                          --------------------------------------
                                          Steven A. Rosso
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:  June 20,2002       /s/ STEVEN A. ROSSO
                          ------------------------------------------------------
                          Steven A. Rosso, President and Chief Executive Officer

Date:  June 20, 2002      /s/ CARMELA D. JOHNSON
                          ------------------------------------------------------
                          Carmela D. Johnson, Executive Vice President and Chief
                            Financial Officer (Principal Financial Officer and
                                     Principal Accounting Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven A. Rosso and Carmela D. Johnson, and each or any one of them, his true and lawful attorney-in-fact and agent, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


Date:  June 20, 2002       /s/ MICHAEL L. DALTON
                           -----------------------------------------------------
                           Michael L. Dalton, Director


Date:  June 20, 2002       /s/ MAXWELL M. FREEMAN
                           -----------------------------------------------------
                           Maxwell M. Freeman, Director


Date:  June 20, 2002       /s/ HAROLD HAND
                           -----------------------------------------------------
                           Harold Hand, Director and Chairman


Date:  June 20, 2002       /s/ PATRICIA A. HATTON
                           -----------------------------------------------------
                           Patricia A. Hatton, Director


Date:  June 20, 2002       /s/ STEVEN J. KIKUCHI
                           -----------------------------------------------------
                           Steven J. Kikuchi, Director and Secretary


Date:  June 20, 2002       /s/ YOSHIKAZU MATAGA
                           -----------------------------------------------------
                           Yoshikazu Mataga, Director


Date:  June 20, 2002       /s/ STEVEN A. ROSSO
                           -----------------------------------------------------
                           Steven A. Rosso, Director


Date:  June 20, 2002       /s/ GARY A. STEWART
                           -----------------------------------------------------
                           Gary A. Stewart, Director


Date:  June 20, 2002       /s/ KATHLEEN M. VERNER
                           -----------------------------------------------------
                           Kathleen M. Verner, Director


Date:  June 20, 2002       /s/ PHILIP B. WALLACE
                           -----------------------------------------------------
                           Philip B. Wallace, Director

                                INDEX OF EXHIBITS


Exhibit                                                               Sequential
No.            Exhibit Name                                            Page No.
---            ------------                                            --------
5              Opinion of Counsel

23.1           Consent of Counsel (See Exhibit 5)

23.2           Consent of Independent Auditors

24             Power of Attorney (see signature pages)

99.1           Pacific State Bancorp 1987 Stock Option Plan
               (incorporated by reference from Exhibit 10.5 to the registrant's Registration Statement No. 333-84908 on Form S-4 filed with the Commission on March 26, 2002)

99.2           Pacific State Bancorp 1997 Stock Option Plan
               (incorporated by reference from Exhibit 10.6 to the registrant's Registration Statement No. 333-84908 on Form S-4 filed with the Commission on March 26, 2002)